Exhibit 24

SPECIAL POWER OF ATTORNEY

The undersigned constitutes and appoints J. Brandon Black and Paul Grinberg, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission by Encore Capital Group, Inc., a Delaware corporation, together with any and all amendments to such Form 10-K, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

February 8, 2010	/S/ GEORGE LUND George Lund

February 9, 2010	/S/ TIMOTHY J. HANFORD Timothy J. Hanford

February 8, 2010	/S/ RICHARD A. MANDELL Richard A. Mandell

February 8, 2010	/S/ WILLEM MESDAG Willem Mesdag

February 8, 2010	/S/ JOHN J. OROS John J. Oros

February 8, 2010	/S/ J. CHRISTOPHER TEETS J. Christopher Teets

February 8, 2010	/S/ H RONALD WEISSMAN H Ronald Weissman

February 8, 2010	/S/ WARREN WILCOX Warren Wilcox